Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 15, 2010, except for Note 18, as to which the date is June 7, 2010 and except for Note 17, as to which the date is November 30, 2010, relating to the financial statements which appears in NeoPhotonics Corporation’s Amendment No. 7 to the Registration Statement on Form S-1 (No. 333-166096).

/s/    PricewaterhouseCoopers LLP

San Jose, CA

February 2, 2011